UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     April 1, 2008
Date of Report (Date of earliest event reported)

     CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

     N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2008, Canyon Copper Corp. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Anthony Harvey, its Chief Executive Officer, Chairman and member of its Board of Directors, whereby Mr. Harvey loaned $25,000 to the Company. The loan is due on or before October 1, 2008 and incurs interest at a rate of 15% per annum, payable upon maturity.

The above summary is qualified in its entirety by reference to the full text of the loan agreement and promissory note, copies of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Loan Agreement dated April 1, 2008 between Canyon Copper Corp. and Anthony Harvey

10.2	Promissory Note dated April 1, 2008 between Canyon Copper Corp. and Anthony Harvey for the loan of $25,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: April 4, 2008
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer